Exhibit 4.1
EXECUTION VERSION

COMMERCIAL VEHICLE GROUP, INC.,
as Issuer,
the SUBSIDIARY GUARANTORS named herein,
as Subsidiary Guarantors
and
U.S. Bank National Association,
as Trustee

INDENTURE
Dated as of April 26, 2011

7.875% Senior Secured Notes Due 2019

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)	7.06; 11.05
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.02; 11.02
314	(a)(4)	4.13
	(b)	11.02
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	11.05; 11.06
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	12.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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     INDENTURE dated as of April 26, 2011, among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking organization (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Initial Securities, Exchange Securities and Private Exchange Securities (in each case, as defined in the Rule 144A/Regulation S Appendix attached hereto and, collectively, the “Securities”):
Article 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
          “ABL Credit Facility” means the Amended and Restated Credit Facility under the Loan and Security Agreement, dated as of April 26, 2011, by and among the Company, each other borrower party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as agent for such lenders, including any Guarantees, collateral documents, instruments and other agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, investor or group of investors.
          “Additional Assets” means (1) any capital expenditure or other acquisition of property, plant or equipment used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
          “Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13, 4.03 and 4.10, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “After-Acquired Property” means any property of the Company or any Subsidiary Guarantor acquired after the Issue Date that is intended to secure the Obligations under this Indenture and the Securities pursuant to this Indenture and the Security Documents, including property of the Issuer or any Subsidiary Guarantor acquired using the proceeds from any issuance of Additional Securities.
          “Applicable Premium” means, with respect to any Security on any redemption date, the greater of (1) 1.0% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security at April 15, 2014 (such redemption price being set forth in the table in Section 5 of the Securities), plus (ii) all required interest payments due on such Security through April 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (B) the principal amount of such Security.
          “Asset Disposition” means any direct or indirect sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
     (2) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or
     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,
     (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
     (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof (including a Permitted Investment)) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all of the assets of the Company in accordance with Section 5.01;

     (C) a disposition of assets or Capital Stock with a fair market value of less than $2.5 million;
     (D) a disposition of cash or Temporary Cash Investments;
     (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);
     (F) sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction for the fair market value thereof or in connection with a Permitted Factoring Program for the fair market value thereof or the creation of a Lien on any such accounts receivable or related assets in connection with a Qualified Receivables Transaction or a Permitted Factoring Program;
     (G) any exchange of like property pursuant to Section 1031 of the Code for use in a Related Business;
     (H) any sale, transfer or other disposition of defaulted receivables for collection;
     (I) a disposition of assets that are worn out, obsolete or damaged or no longer used in the business of the Company or any Restricted Subsidiary, as the case may be, in the ordinary course of business;
     (J) the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other property in the ordinary course of business which, in each case, does not materially interfere with the business of the Company and its Restricted Subsidiaries;
     (K) for purposes of clauses (a)(1) and (2) of Section 4.06 only, the disposition of any property or other assets of the Company or any of its Restricted Subsidiaries by reason of theft, loss, physical destruction or damage, taking or similar event;
     (L) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
     (M) foreclosures on assets subject to Liens otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture;
     (N) any sale of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;
     (O) for purposes of clauses (a)(1) and (2) of Section 4.06 only, dispositions of Investments in joint ventures (including Foreign Subsidiaries), to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties;
     (P) any sale of inventory, consignment arrangement or similar arrangement for the sale of property in the ordinary course of business; and

     (Q) the sale, transfer or other disposition of Hedging Obligations incurred pursuant to Section 4.03.
          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
          “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.
          “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
          “Borrowing Base” means, as of any date, an amount equal to: (1) 80% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus (2) 50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; provided, however, that (a) if Indebtedness is being incurred to finance an acquisition pursuant to which any accounts receivable or inventory will be acquired (whether through the direct acquisition of assets or the acquisition of Capital Stock of a Person), Borrowing Base shall include the applicable percentage of any accounts receivable and inventory to be acquired in connection with such acquisition and (b) any accounts receivable owned by a Receivables Subsidiary, or which the Company or any of its Subsidiaries has agreed to transfer to a Receivables Subsidiary, shall be excluded for purposes of determining such amount.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.
          “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Change of Control” means the occurrence of any of the following events:
     (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;
     (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” means all of the property and assets of the Company or any of the Subsidiary Guarantors from time to time constituting collateral pursuant to the Security Documents; provided, however, that in no event shall the term “Collateral” include any Excluded Assets.
          “Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.
          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          “Consolidated Coverage Ratio” as of any date of determination means the ratio of:
     (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters prior to the date of such determination for which financial statements are available to
     (2) Consolidated Interest Expense for such four fiscal quarters;
provided, however, that
     (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness Incurred for working capital purposes under any Revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of the creation of such facility to the date of such calculation);
     (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred for working capital purposes under any Revolving Credit Facility) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;
     (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (including any sale, lease, transfer or other disposition that would constitute an Asset Disposition but for the exclusions contained in clauses (C) and (G) of the definition thereof), EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
     (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period;
     (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition (including any sale, lease, transfer or other disposition that would constitute an Asset Disposition but for the exclusions contained in clauses (C) and (G) of the definition thereof), any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period;
     (F) if since the beginning of such period any Person was designated as an Unrestricted Subsidiary or redesignated as, or otherwise became, a Restricted Subsidiary, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as if such event had occurred on the first day of such period; and
     (G) if, since the beginning of such period, the Company has classified any of its businesses as discontinued operations, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as to exclude the impact of such discontinued operations on or after the date such operations are classified as discontinued.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).
          “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (but excluding any loss on early extinguishment of Indebtedness), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:
     (1) interest expense attributable to Capital Lease Obligations;
     (2) amortization of debt discount and debt issuance cost (other than the debt issuance costs incurred in connection with the Transactions);
     (3) capitalized interest;
     (4) non-cash interest expense;
     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
     (6) net payments pursuant to Hedging Obligations relating to Interest Rate Agreements; provided, however, that any net receipts pursuant to such Hedging Obligations shall be included as a reduction of interest expense;
     (7) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);
     (8) interest incurred in connection with Investments in discontinued operations;
     (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and
     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.
          “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);
     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;
     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
     (A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and
     (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
     (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;
     (5) extraordinary gains or losses;
     (6) the cumulative effect of a change in accounting principles;
     (7) any non-cash goodwill impairment charges or other intangible asset impairment charges incurred subsequent to the date of this Indenture resulting from the application of SFAS No. 142 or any other non-cash asset impairment charges incurred subsequent to the date of this Indenture resulting from the application of SFAS No. 144;
     (8) any non-recurring costs and expenses incurred in connection with the Transactions or any other acquisition of, or Investment in, a Person in a Related Business;

     (9) any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs;
     (10) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on the disposition of discontinued operations;
     (11) any inventory purchase accounting adjustments made as a result of any acquisition of a Person in a Related Business;
     (12) any unrealized gain or loss resulting from the application of SFAS No. 133 with respect to Hedging Obligations; and
     (13) any non-cash gain or loss attributable to the early extinguishment of Indebtedness, in each case, for such period. Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D).
          “Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (1) the aggregate principal amount of Secured Indebtedness (and without duplication the aggregate “net investment” outstanding under any Qualified Receivables Transaction or Permitted Factoring Program) on the date of determination after giving pro forma effect to all such Secured Indebtedness to be Incurred on such date to (2) EBITDA for the most recently ended four fiscal quarters for which financial statements are available immediately preceding the date of determination, with (A) such pro forma adjustments to EBITDA as would be required under the definition of “Consolidated Coverage Ratio” in performing a calculation thereof and (B) the amount of Secured Indebtedness on the date of determination being calculated in accordance with the principles required to be applied in performing a calculation of Indebtedness under the definition of “Consolidated Coverage Ratio.”
          “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
          “Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the ABL Credit Facility, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other Indebtedness, including any notes, mortgages, Guarantees, collateral documents, instruments and other agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in Indebtedness is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, investor or group of investors.
          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, or, in the case of Designated Non-cash Consideration with a fair market value of $5.0 million or greater, pursuant to a resolution of the Board of Directors, in each case, setting forth the basis of such valuation.
          “Discharge of First Lien Obligations” means, subject to any reinstatement of First Lien Obligations in accordance with the Intercreditor Agreement, (a) indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Lien Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First Lien Documents and termination of all commitments of the First Lien Lenders to lend or otherwise extend credit under the First Lien Documents, (b) indefeasible payment in full in cash of all other First Lien Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Lien Collateral Agent) of all letters of credit issued under the First Lien Documents.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the 180th day after the earlier of the Stated Maturity of the Securities and the date the Securities are no longer outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the earlier of the Stated Maturity of the Securities and the date the Securities are no longer outstanding shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.
          The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person. The Company may designate, in an Officers’ Certificate delivered to the Trustee at the time of issuance, any Preferred Stock of the Company or any Restricted Subsidiary that would not otherwise be “Disqualified Stock” to be Disqualified Stock for all purposes under this Indenture.
          “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
     (1) all provision for taxes of the Company and its consolidated Restricted Subsidiaries (including, without limitation, federal, state, local, foreign income, franchise, state single business unitary and similar tax expense);
     (2) Consolidated Interest Expense;
     (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);
     (4) fees and expenses related to a Qualified Receivables Transaction or a Permitted Factoring Program (the “Receivables Fee and Expenses”);
     (5) any net after-tax losses attributable to the termination of any employee pension benefit plan (the “Termination Losses”);
     (6) extraordinary, non-recurring or unusual losses or expenses relating to severance, relocation costs, executive recruiting costs and curtailments or modifications to pension and post-retirement employee benefit plans (the “Extraordinary Losses”);
     (7) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business and other than reversals (to the extent made without any payment in cash) of accruals or reserves previously excluded from EBITDA);
     (8) to the extent non-recurring and not capitalized, any fees, costs and expenses of the Company and its Restricted Subsidiaries Incurred as a result of Equity Offerings, Investments or Asset Dispositions permitted hereunder and the issuance, repayment or amendment of Capital Stock or Indebtedness permitted hereunder (in each case, whether or not consummated), including (i) such fees, costs and expenses related to the offering of the Securities and the amendment of the ABL Credit Facility and (ii) any amendment of other modification of the Securities; and
     (9) the amount of any restructuring charge or reserve or other plant closure costs, including any onetime costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities in connection therewith;
in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the depreciation and amortization and non-cash charges of, the Receivables Fees and Expenses of, the Termination Losses of and the Extraordinary Losses of a Restricted Subsidiary that is not a Subsidiary Guarantor shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.
          “Equity Offering” means either (i) an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or (ii) a private placement of common stock of the Company.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Excluded Assets” means
     (i) all motor vehicles and other assets subject to a certificate of title (other than aircraft) the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction;
     (ii) any General Intangible (as defined in the Uniform Commercial Code) or other rights arising under contracts, Instruments (as defined in the Uniform Commercial Code), licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (x) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (y) give any other party the right to terminate its obligations thereunder, or (z) violate any law; provided, however, that (1) any portion of any such General

Intangible or other right shall cease to be excluded pursuant to this clause (ii) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (ii) above shall not affect, limit, restrict or impair the grant by a grantor of a security interest in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code;
     (iii) property (whether real, personal or mixed, or tangible or intangible), and proceeds thereof, owned by any obligor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or capital lease permitted to be incurred pursuant to this Indenture, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease) validly prohibits the creation of any other Lien on such property;
     (iv) applications filed in the U.S. Patent and Trademark Office to register trademarks or service marks on the basis of any obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;
     (v) any property or assets to the extent that such grant of a security interest is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to such applicable law;
     (vi) more than 65% of the Capital Stock of any Foreign Subsidiary which represent Voting Stock to the extent a greater percentage would result in adverse tax consequences to the Company;
     (vii) Capital Stock and other securities of a Subsidiary to the extent a pledge of such Collateral is limited because such pledge would otherwise require the filing with the SEC of separate financial statements of such Subsidiary as described in the Security Documents;
     (viii) de minimis Capital Stock of any indirect Foreign Subsidiary or other foreign person held by the Company or any Subsidiary Guarantor solely for the benefit of any Person other than the Company or any Subsidiary Guarantor;
     (ix) all tax, payroll, employee benefit, fiduciary and trust accounts; and
     (x) accounts receivable and any assets related thereto owned by a Receivables Subsidiary or which the Company or its Subsidiaries have agreed to transfer to a Receivables Subsidiary or as part of a Permitted Factoring Program.
          “First Lien Collateral Agent” means the agent under the ABL Credit Facility and any permitted successor thereto.

          “First Lien Documents” means the ABL Credit Facility, the other Loan Documents (as defined in the ABL Credit Facility), each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced, refinanced, renewed or extended from time to time.
          “First Lien Lenders” means the “Lenders” (or a similar term) from time to time party to, and as defined in, the ABL Credit Facility or any other Credit Facility secured by a first-lien security interest in the Collateral, together with their respective successors and permitted assigns; provided, however, that the term “First Lien Lender” shall in any event also include each letter of credit issuer and swingline lender under the ABL Credit Facility, including the “Issuing Bank” and any “Agent” under (and each as defined in) the ABL Credit Facility.
          “First Lien Obligations” means all Obligations under and as defined in the ABL Credit Facility of the Company and the Subsidiary Guarantors and under any other document relating to the ABL Credit Facility and all obligations under any other Credit Facilities Incurred under clause (1) of paragraph (b) under Section 4.03 the obligations under which are secured by first-lien security interests in the assets or properties of the Company and its Subsidiaries. “First Lien Obligations” shall in any event include:
     (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the U.S. Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding;
     (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First Lien Collateral Agent and the First Priority Secured Parties on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for such fees and expenses is allowed or allowable under Section 502 or 506(b) of the U.S. Bankruptcy Code or any other provision of the U.S. Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency or Liquidation Proceeding; and
     (c) all obligations and liabilities of the Company and each Subsidiary Guarantor under each First Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, would become due and payable.
          “First Priority Secured Parties” has the meaning given to such term in the Intercreditor Agreement.
          “Foreign Cash Investments” means any Investment rated P-1 or A-1 or better by Moody’s or Standard & Poor’s, respectively, (i) in direct obligations issued by, or guaranteed by, the government of a country that is a member of the Organization for Economic Cooperation and

Development (the “OECD”) or any agency or instrumentality thereof; provided, however, that such obligations mature within 180 days of the date of acquisition thereof, and (ii) in time deposits or negotiable certificates of deposit or money market securities issued by any commercial banking institution that is a member of an applicable central bank of a country that is a member of the OECD having surplus of at least $50.0 million in the aggregate at all times, payable on demand or maturing within 180 days of the acquisition thereof; provided, however, that such time deposits, negotiable certificates of deposit and money market securities are permitted under the Credit Facilities.
          “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in
     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
     (2) statements and pronouncements of the Financial Accounting Standards Board;
     (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and
     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC;
except with respect to any reports or financial information required to be delivered pursuant to Section 4.02, which shall be prepared in accordance with GAAP as in effect on the date thereof; provided, however, that, at any time after adoption of IFRS by the Company for its financial statements and reports for all financial reporting purposes, the Company may elect to apply IFRS for all purposes of this Indenture, and, upon any such election, references in this Indenture to GAAP shall be construed to mean IFRS as in effect on the date of such election; provided further, however, that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (3) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date, (4) such election shall not have the effect of rendering invalid any Restricted Payment made prior to the date of such election pursuant to Section 4.04 or any Incurrence of Indebtedness Incurred prior to the date of such election pursuant to Section 4.03 (or any other action conditioned on (x) the Company and the Subsidiary Guarantors having been able to Incur $1.00 of additional Indebtedness under the incurrence test set forth in clause (a) of Section 4.03 or (y) the Consolidated Coverage Ratio being a specified amount) if such Restricted Payment, Incurrence or other action was valid under this Indenture on the date made, Incurred or taken, as the case may be and (5) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS. The Company shall give notice of any election to the Trustee and the Holders within 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an Incurrence of Indebtedness.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guaranty Agreement” means a supplemental indenture, in the form of Exhibit B hereto, pursuant to which a Subsidiary Guarantor Guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
          “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
          “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
          “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary (i) whose total assets, as of that date, are less than $1.0 million and whose total assets, as of that date and together with the total assets of all Immaterial Subsidiaries as of such date, are less than $10.0 million and (ii) whose total revenues for the most recent 12-month period do not exceed $1.0 million and whose total revenues for the most recent 12-month period, together with the total revenues for the most recent 12-month period for all Immaterial Subsidiaries, do not exceed $10.0 million; provided, however, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Subsidiary Guarantor.

          “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:
     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the payment of interest in the form of additional Indebtedness of the same instrument or the payment of dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;
     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness;
     (4) changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values; and
     (5) the reclassification of any outstanding Capital Stock as Indebtedness due to a change in accounting principles so long as such Capital Stock was issued prior to, and not in contemplation of, such accounting change will not be deemed to be the Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);
     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and
     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
          The amount of Indebtedness represented by a Hedging Obligation shall be equal to:
     (1) zero if such Hedging Obligation has been Incurred pursuant to Section 4.03(b)(7), or
     (2) the termination value of such Hedging Obligation if not Incurred pursuant to Section 4.03(b)(7).
          “Indenture” means this Indenture as amended or supplemented from time to time.

          “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
          “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the U.S. Bankruptcy Code with respect to the Company or any Subsidiary Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Subsidiary Guarantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Company or any Subsidiary Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Subsidiary Guarantor.
          “Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Second Lien Collateral Agent, the First Lien Collateral Agent, the Company and each Subsidiary Guarantor named therein (the “2011 Intercreditor Agreement”), or other intercreditor agreements, consistent with the 2011 Intercreditor Agreement, among the Second Lien Collateral Agent and an agent for lenders providing a Credit Facility from time to time, in each case as such agreement may be amended, restated, supplemented, modified, extended or renewed from time to time.
          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to manage, hedge or protect against fluctuations in interest rates.
          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:
     (1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.
          “Issue Date” means April 26, 2011.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Net Available Cash” from an Asset Disposition means cash payments and the fair market value of cash equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than cash equivalents) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of
     (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;
     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and
     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.
          “Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
          “Offering Circular” means the Confidential Offering Circular dated April 13, 2011, relating to the sale of the Initial Securities.
          “Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary or any Assistant Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
          “Other Second Lien Obligations” means other Indebtedness and related Obligations of the Company and its Restricted Subsidiaries that are equally and ratably secured with the Securities and designated by the Company as an Other Second Lien Obligation.
          “Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Additional Assets or a combination of Additional Assets and cash or cash equivalents; provided that any cash or cash equivalents received must be applied in accordance with Section 4.06.
          “Permitted Factoring Program” means any and all agreements or facilities entered into by the Company or any of its Subsidiaries for the purpose of factoring its or its

Subsidiaries’ receivables or payables for cash consideration, including on a delayed payment basis.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
     (2) another Person, if as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
     (3) cash and Temporary Cash Investments;
     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $2.0 million in the aggregate outstanding at any one time;
     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or settlements, compromises or resolutions of litigation, arbitration or other disputes;
     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.06 or (B) a disposition of assets not constituting an Asset Disposition; provided, however, that such non-cash portion of the consideration received in an Asset Disposition or a disposition of assets not constituting an Asset Disposition shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or a disposition of assets not constituting an Asset Disposition constituted Collateral, with the Lien on such Collateral securing the Securities being of the same priority with respect to the Securities as the Lien on the assets which were disposed;

     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
     (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;
     (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date;
     (13) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date such Investment is made, do not exceed the greater of (A) $25.0 million and (B) 5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;
     (14) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;
     (15) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction or any Investment under a Permitted Factoring Program, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction, Permitted Factoring Program or any related Indebtedness;

     (16) Guarantees permitted under Section 4.03 and Guarantees in the ordinary course of business of obligations (other than Indebtedness) of suppliers, customers or lessees of the Company or any of its Restricted Subsidiaries;
     (17) repurchases of the Securities (including Additional Securities);
     (18) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
     (19) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;
     (20) Investments consisting of earnest money deposits required in connection with a purchase agreement or letter of intent permitted by this Indenture; and
     (21) endorsements of negotiable instruments and documents in the ordinary course of business.
          For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (21) above, or is otherwise entitled to be Incurred or made pursuant to Section 4.04, the Company will be entitled to classify (but not reclassify) such Investment (or portion thereof) in one or more of such categories set forth above or under Section 4.04.
          “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
     (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) Liens securing Indebtedness Incurred to finance all or any part of the purchase price or cost of design, construction, installation, upgrade or improvement of property (real or personal, movable or immovable), plant or equipment used or to be used in the business of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the latest of the acquisition, completion of design, construction, installation, upgrade or improvement, or commencement of full operation of the property subject to the Lien;
     (7) Liens to secure Indebtedness Incurred under the provisions described in clause (b)(1) under Section 4.03; provided, however, that the holder of such Lien either is or agrees to become bound by the terms of the Intercreditor Agreement on the same basis as the First Lien Lenders or is subject to an intercreditor agreement consistent with the Intercreditor Agreement on substantially the same basis as the First Lien Lenders;
     (8) Liens existing on the Issue Date (other than Liens securing Obligations under the ABL Credit Facility);
     (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;
     (12) Liens securing Hedging Obligations so long as such Hedging Obligations, are permitted to be Incurred under this Indenture;
     (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (14) Liens on the assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary Incurred pursuant to Section 4.03(b)(13);
     (15) Liens on accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction or a Permitted Factoring Program securing Indebtedness Incurred under the provisions described in Section 4.03(b)(12);
     (16) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (17) Liens imposed pursuant to licenses, sublicenses, leases and subleases (including landlords’ Liens) granted in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (19) Liens securing obligations owing to and held solely by the Company or any Subsidiary Guarantor or Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing obligations owing to and held solely by another Restricted Subsidiary that is not a Subsidiary Guarantor;
     (20) judgment Liens (where the judgment does not constitute an Event of Default), so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
     (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (23) Liens securing Indebtedness in an amount which, together with all other Indebtedness secured by Liens Incurred pursuant to this clause (23), does not exceed $5.0 million outstanding at any one time;
     (24) Liens Incurred to secure cash management services in the ordinary course of business;
     (25) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby;
     (26) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
     (27) Liens on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;
     (28) Liens on the Collateral securing the Securities, the Subsidiary Guaranties thereof and other Obligations under this Indenture and in respect thereof and any Obligations owing to the Trustee or the Second Lien Collateral Agent under this Indenture or the Security Documents; and
     (29) Liens on the Collateral securing Other Second Lien Obligations permitted to be Incurred pursuant to Sections 4.03(a) or 4.03(b)(21); provided, however, that (A) at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 2.75 to 1.0 and (B) the holder of such Lien either is or agrees to become bound by the terms of the Intercreditor Agreement on the same basis as the Holders or is subject to an intercreditor agreement consistent with the Intercreditor Agreement on the same basis as the Holders.
Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          “Preferred Stock” means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
          “Pro Forma Cost Savings” means cost savings that the Company reasonably determines are probable based upon specifically identified actions to be taken within six months of the date of an acquisition (net of any reduction in EBITDA as a result of such cost savings that the Company reasonably determines are probable); provided, however, that the Company’s chief financial officer and chief accounting officer shall have certified in an Officers’ Certificate delivered to the Trustee the specific actions to be taken, the cost savings to be achieved from each such action, that such savings have been determined to be probable and the amount, if any, of any reduction in EBITDA in connection therewith. Where specifically provided by this Indenture, the Company shall give pro forma effect to such Pro Forma Cost Savings as if they had been effected as of the beginning of the applicable period.
          “Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, mortgage financing or similar Indebtedness and (2) Incurred to finance all or any part of the purchase price or cost of design, construction, installation, upgrade or improvement of property (real or personal, movable or immovable), plant or equipment used or to be used in the business of the Company or any of its Restricted Subsidiaries (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement), whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after the latest of the acquisition, completion of design, construction, installation, upgrade or improvement, or commencement of full operation of the property subject to the Lien.
          “Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, Guaranteed or advanced by such Person or any Subsidiary of such Person (including in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.
          “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) or (2) any other Person that is not an Affiliate of the Company, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.
          “Receivables Subsidiary” means any Person formed for the purpose of engaging in a Qualified Receivables Transaction or a Permitted Factoring Program with the Company or a Restricted Subsidiary that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and (1) has no Indebtedness or other obligations (contingent or otherwise) that (a) are Guaranteed by the Company or any Restricted Subsidiary, other than contingent liabilities pursuant to Standard Securitization Undertakings, (b) are recourse to or obligate the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (c) subject any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (2) has no contract, agreement, arrangement or undertaking (except in connection with a Qualified Receivables Transaction or a Permitted Factoring Program) with the Company or its Restricted Subsidiaries other than on terms no less favorable to the Company or such Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and (3) neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve the Receivables Subsidiary’s financial condition or cause the Receivables Subsidiary to achieve certain levels of operating results.
          Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying, to the best of such officers’ knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

     (1) (a) if the Stated Maturity of the Indebtedness being Refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or (b) if the Stated Maturity of the Indebtedness being Refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;
     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and
     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;
provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
          “Registration Rights Agreement” means the Registration Rights Agreement dated April 26, 2011 among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA) LLC.
          “Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.
          “Restricted Payment” with respect to any Person means:
     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));
     (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any

Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);
     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of, in each case prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
     (4) the making of any Investment (other than a Permitted Investment) in any Person.
          “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
          “Revolving Credit Facility” means any revolving credit facility contained in a Credit Facility and any other facility or financing arrangement that provides for revolving Indebtedness that Refinances, in whole or in part, any such revolving credit facility.
          “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Second Lien Collateral Agent” means U.S. Bank National Association, as second lien collateral agent for the Trustee and the Holders, and any permitted successor thereto.
          “Second Lien Obligations” means all Indebtedness and other obligations with respect to the Securities, this Indenture, the Subsidiary Guaranties thereof and the Security Documents.
          “Second-Priority Liens” means all Liens that secure the Second Lien Obligations.
          “Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.
          “Securities Act” means the U.S. Securities Act of 1933, as amended.

          “Security Agreement” means the Security Agreement dated on or about the Issue Date among the Second Lien Collateral Agent, the Company and each Subsidiary Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
          “Security Documents” means the security documents and all other security agreements, pledge agreements, collateral agreements and any other security documents granting a security interest in any assets of any Person to secure the Obligations under this Indenture, the Securities and the Subsidiary Guaranties as each may be amended, restated, supplemented or otherwise modified from time to time.
          “Senior Indebtedness” means with respect to any Person:
     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and
     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
     (A) any obligation of such Person to the Company or any Subsidiary;
     (B) any liability for federal, state, local or other taxes owed or owing by such Person;
     (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;
     (D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
     (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

          “Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities and performance undertakings entered into by the Company or any Restricted Subsidiary which are customary in securitization transactions involving accounts receivable.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
          “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.
          “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.
          “Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture.
          “Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.
          “Temporary Cash Investments” means any of the following:
     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
     (4) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;
     (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s;
     (6) investments in money market funds that invest at least 90% of their assets in securities of the types described in clauses (1) through (5) above; and
     (7) in the case of a Foreign Subsidiary, Foreign Cash Investments held by it from time to time in the ordinary course of business.
          “Total Assets” as of any date of determination means the total consolidated assets as shown on the most recent balance sheet of the Company and its Restricted Subsidiaries on a consolidated basis.
          “Transactions” means the issuance of the Initial Securities, the repayment of all of the outstanding Indebtedness under the Company’s second lien term loan, third lien senior secured notes due 2013 and senior notes due 2013 and the payment of all accrued interest thereon and related redemption premiums and the fees and expenses in connection with the foregoing transactions, in each case as described in the Offering Circular.
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2014; provided, however, that if the period from the redemption date to April 15, 2014, is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
          “Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

          “Trust Officer” means, when used with respect to the Trustee or Second Lien Collateral Agent, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “Unsecured Indebtedness” means Indebtedness that is not Secured Indebtedness.
          “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
          Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

          SECTION 1.02. Other Definitions.

	Defined in
Term	Section
“2011 Intercreditor Agreement”	1.01
“Affiliate Transaction”	4.07	(a)
“Appendix”	2.01
“Article 9 Collateral”	11.02
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.09	(b)
“control”	1.01
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Depository”	Appendix
“disposition”	1.01
“Event of Default”	6.01
“Exchange Securities”	Appendix
“Extraordinary Losses”	1.01
“Guaranteed Obligations”	10.01
“Increased Amount”	4.10
“Initial Securities”	Appendix
“Junior Lien”	4.10
“legal defeasance option”	8.01	(b)
“Notice of Default”	6.01
“OECD”	1.01
“Offer”	4.06	(b)
“Offer Amount”	4.06(c	)(2)
“Offer Period”	4.06(c	)(2)
“Pari Passu Indebtedness”	4.06(a)(3	)(C)
“Paying Agent”	2.03
“Private Exchange Securities”	Appendix
“Purchase Date”	4.06(c	)(1)
“Receivables Fee and Expenses”	1.01
“Registrar”	2.03
“Securities”	Preamble
“Successor Company”	5.01(a	)(1)
“Termination Losses”	1.01
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC;
          “indenture securities” means the Securities and the Subsidiary Guaranties;
          “indenture security holder” means a Holder;

          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) Unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured;
     (7) Senior Indebtedness shall not be deemed to be subordinate or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral;
     (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
     (10) all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified; and
     (11) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, was or would be payable in respect thereof pursuant to Section 1 of the Securities.
Article 2
The Securities
          SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.
          SECTION 2.02. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          On the Issue Date, the Trustee shall authenticate and deliver $250.0 million of 7.875% Senior Secured Notes Due 2019 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified by the Company, in each case upon a written order of the Company signed by an Officer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Sections 4.03 and 4.10. The aggregate principal amount of Securities outstanding at any time is unlimited.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.
          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.
          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.
          Every replacement Security is an additional Obligation of the Company.
          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.
          SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.

The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
          SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Sections 4.03 and 4.10, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.
          With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;
     (2) the issue price, the issue date and the CUSIP number of such Additional Securities, if any; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and

     (3) whether such Additional Securities shall be issued in the form of Initial Securities as set forth in Exhibit 1 to the Appendix or shall be issued in the form of Exchange Securities as set forth in Exhibit A.
Article 3
Redemption
          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the section of the Securities pursuant to which the redemption will occur.
          The Company shall give each notice to the Trustee provided for in this Section at least 35 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.
          SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.
          The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price for, and accrued interest on, all Securities to be redeemed.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portion of the Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date.
          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4
Covenants
          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02. SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC (subject to the next sentence) and provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
          At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries and the Company’s Unrestricted Subsidiaries individually or collectively constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          In addition, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).

          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would have been at least 2.00 to 1.00.
          (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:
     (1) Indebtedness Incurred by the Company and Restricted Subsidiaries under Credit Facilities in an amount not to exceed (i) if, at the time of such Incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio is less than or equal to 2.75 to 1.0, the greater of (u) $55.0 million and (v) 100% of the Borrowing Base or (ii) if, at the time of such Incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio is greater than 2.75 to 1.0 and less than or equal to 3.5 to 1.0, the greater of (w) $55.0 million and (x) 75% of the Borrowing Base or (iii) if, at the time of such Incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio is greater than 3.5 to 1.0, the greater of (y) $55.0 million and (z) 50% of the Borrowing Base; provided, however, with respect to clauses (i)(v), (ii)(x) and (iii)(z) above, at the time of such Incurrence and after giving pro forma effect thereto, the Consolidated Coverage Ratio would have been at least 2.00 to 1.00; and provided further, however, that the aggregate amount of all Indebtedness that may be Incurred and outstanding under this clause (b)(1) shall be reduced by the aggregate amount of all Indebtedness Incurred pursuant to Section 4.03(b)(12) and then outstanding but in no event will the amount of Indebtedness permitted to be so Incurred pursuant to this clause (b)(1) be reduced to less than $55.0 million;
     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company is not the payee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty;
     (3) Indebtedness represented by the Securities issued on the Issue Date (and the related Subsidiary Guaranties) and any Exchange Securities and Private Exchange Securities, if any, issued in exchange therefor (and the related Subsidiary Guaranties);
     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

     (5) Indebtedness of Persons Incurred and outstanding on or prior to the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary in accordance with the terms of this Indenture (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary); provided, however, that on the date such Person became a Restricted Subsidiary or the date of such acquisition or merger, as applicable, and after giving pro forma effect thereto, either (i) the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (ii) the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such Consolidated Coverage Ratio immediately prior to the date such Person became a Restricted Subsidiary or the date of such acquisition or merger, as applicable;
     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) of this Section 4.03(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;
     (7) Hedging Obligations that are Incurred for bona fide hedging purposes that are entered into in the ordinary course of business and not for speculative purposes;
     (8) Obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
     (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
     (10) Indebtedness consisting of the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor or a Foreign Subsidiary (only to the extent such Indebtedness constitutes a Capitalized Lease Obligation in the case of a Foreign Subsidiary) and Indebtedness consisting of the Guarantee by a Restricted Subsidiary of Indebtedness of the Company, a Subsidiary Guarantor or a Foreign Subsidiary, in each case that was permitted to be Incurred by another provision of this covenant; provided, however, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Securities or a Subsidiary Guaranty, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;
     (11) Purchase Money Indebtedness Incurred to finance the acquisition, design, construction, installation, upgrade or improvement by the Company or a Restricted

Subsidiary of assets in the ordinary course of business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of $15.0 million and 3% of Total Assets at the date of determination;
     (12) Indebtedness Incurred in a Qualified Receivables Transaction or in a Permitted Factoring Program that, in each case, is not recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings); provided, however, that, immediately after giving effect to any such Incurrence the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (12) and then outstanding does not exceed the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to clause (1) of this Section 4.03(b) less the aggregate principal amount of Indebtedness Incurred pursuant to clause (1) of this Section 4.03(b) and then outstanding;
     (13) (A) Indebtedness of Foreign Subsidiaries Incurred for working capital purposes and (B) other Indebtedness of Foreign Subsidiaries in an aggregate principal amount, which, when taken together with all other Indebtedness then outstanding and Incurred pursuant to this subclause (B), does not exceed the greater of (x) $25.0 million and (y) 10% of the total consolidated book value of the assets of all Foreign Subsidiaries (including assets of any Foreign Subsidiary to be acquired by a Foreign Subsidiary using the net proceeds from such Indebtedness as all or part of the financing thereof);
     (14) Indebtedness consisting of customary indemnification, adjustment of purchase price, earn-out or similar obligations of the Company or any Restricted Subsidiary, in each case Incurred in connection with the acquisition or disposition of any assets in accordance with the terms of this Indenture; provided, however, that with respect to any such disposition, the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
     (15) Indebtedness of the Company or any Restricted Subsidiary, to the extent the proceeds of such Indebtedness are deposited and used to defease the Securities pursuant to Section 8.01 or to discharge the Company’s obligations under this Indenture pursuant to Section 8.01;
     (16) Indebtedness consisting of reimbursement obligations with respect to letters of credit, bankers’ acceptances, workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, in each case, in the ordinary course of business and other than for an obligation for money borrowed;
     (17) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

     (18) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of Foreign Subsidiaries with such banks and financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Foreign Subsidiaries;
     (19) Indebtedness representing installment insurance premiums of the Company or any Restricted Subsidiary owing to insurance companies in the ordinary course of business;
     (20) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued under the ABL Credit Facility in a principal amount not in excess of the stated amount of such letter of credit; and
     (21) Indebtedness of the Company or of any of the Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries Incurred under this clause (21) and outstanding on the date of such Incurrence does not exceed $35.0 million.
          (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or to the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.
          (d) Notwithstanding Section 4.03(a) or 4.03(b), the Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Securities or such Subsidiary Guarantor’s Guaranty to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.
          (e) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in Section 4.03(b) or is entitled to be Incurred pursuant to Section 4.03(a), the Company, in its sole discretion, shall be permitted to classify and later reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.03 and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; provided, however, that (A) Indebtedness under the ABL Credit Facility outstanding on the Issue Date, if any, will be deemed to have been Incurred on such date under Section 4.03(b)(1) and (B) the Company will not be permitted to reclassify all or any portion of any Indebtedness Incurred under Sections 4.03(b)(1) or (12); and (2) the Company shall be entitled to divide and classify or reclassify (to the extent permitted by clause (1) of this paragraph (e)) an item of Indebtedness in more than one of the types of Indebtedness described herein.

          (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, shall be determined on the date such Refinancing Indebtedness is Incurred.
          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
     (1) a Default shall have occurred and be continuing (or would result therefrom);
     (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or
     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):
     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date and 100% of any cash capital contribution in respect of its Qualified Capital Stock received by the Company from its shareholders subsequent to the Issue Date; plus
     (C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus
     (D) an amount equal to the sum of (i) 100% of the aggregate net cash proceeds from Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any Restricted Subsidiaries) resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, dividends or distributions, in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.
          (b) The provisions of Section 4.04(a) shall not prohibit:
     (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders in respect of its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);
     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
     (3) the payment of any dividend or distribution or redemption of any Capital Stock or Subordinated Obligation within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration of such payment will be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.04(a)); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(3) only once;
     (4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its

Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $3.5 million in any calendar year, except that any amount not so used in any calendar year may be used in subsequent calendar years up to $7.5 million in any calendar year; provided further, however, that the maximum amount in any calendar year may be increased by an amount not to exceed an amount equal to (A) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (4), plus (B) the aggregate cash proceeds received from the Company during that calendar year from any reissuance of Qualified Capital Stock by the Company to employees, officers and directors of the Company and its Restricted Subsidiaries and previously applied to the payment of Restricted Payments, plus (C) any cash proceeds paid to the Company since the Issue Date in connection with the issuance or exercise of any management or employee Qualified Capital Stock so acquired and previously applied to the payment of Restricted Payments; provided, however, that any proceeds described in clause (B) or (C) shall be excluded in the calculation of the amounts under Section 4.04(a)(3)(B); provided further, however, that such purchases, redemptions and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;
     (5) the declaration and payment of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;
     (6) repurchases of Capital Stock deemed to occur (i) upon exercise of stock options or stock warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or (ii) in connection with withholding or similar taxes payable by any future, present or former employee, director or officer; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

     (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;
     (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (10) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of Subordinated Obligations with any excess Net Available Cash remaining after the consummation of an offer to purchase Securities pursuant to Section 4.06; provided, however, that such repurchase, redemption or other acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;
     (11) the repurchase, redemption or other acquisition for value of Capital Stock of the Company or any direct or indirect parent of the Company representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company in an amount which, when taken together with all Restricted Payments made pursuant to this clause (11) does not exceed $1.0 million; provided, however, that such repurchase, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;
     (12) the distribution, as a dividend or otherwise, of Capital Stock or any assets of any Unrestricted Subsidiary; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (13) the repayment of all outstanding Indebtedness under the Company’s 11%/13% third lien senior secured notes due 2013 and 8% senior notes due 2013 in connection with the Transactions and the payment of all accrued interest thereon and related redemption premiums; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; and
     (14) other Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (14), does not exceed $10.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.
     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, as determined in good faith by the Board of Directors, if the fair market value is equal to or exceeds $5.0 million, or by an Officer, if the fair market value is less than $5.0 million. The fair market value of any cash Restricted Payment shall be its face amount.
     For purposes of determining compliance with this Section 4.04, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) of Section 4.04(b), or is permitted pursuant to Section 4.04(a), the Company will be entitled to classify (but not reclassify) such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 4.04.
          SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:
     (1) with respect to clauses (a), (b) and (c),
     (A) (1) any encumbrance or restriction imposed pursuant to or required by an agreement in effect at or entered into on the Issue Date (including pursuant to the ABL Credit Facility) and (2) any encumbrance or restriction existing under, or otherwise required by or imposed pursuant to, the Security Documents;
     (B) any encumbrance or restriction with respect to a Person pursuant to an agreement relating to any Indebtedness Incurred by such Person on or prior to the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company) and outstanding on such date, which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
     (C) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (D) any encumbrance or restriction with respect to contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that any such encumbrances or restrictions apply only to such Receivables Subsidiary;
     (E) restrictions on cash or other deposits imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;
     (F) any encumbrance or restriction pursuant to any Purchase Money Indebtedness permitted to be Incurred under Section 4.03(b)(11); provided, however, that any such encumbrances or restrictions apply only to the assets the purchase of which is being financed with such Purchase Money Indebtedness;
     (G) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with Investments other than Permitted Investments) entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;
     (H) any encumbrance or restriction contained in any Indebtedness Incurred by a Foreign Subsidiary in accordance with this Indenture to the extent such encumbrance or restriction applies only to the assets of such Foreign Subsidiary or any other Foreign Subsidiary;
     (I) any encumbrance or restriction arising or existing by reason of applicable law, rule, regulation or order;
     (J) any encumbrance or restriction arising from customary provisions in Hedging Obligations permitted under Section 4.03(b)(7);
     (K) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under this Indenture; and
     (L) encumbrances and restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Subsidiary Guarantors in accordance with Section 4.03 that are not more restrictive, taken as a whole and in the good faith judgment of the Board of Directors, than those applicable to the Company in this Indenture and the ABL Credit Facility on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level); and
     (2) with respect to clause (c) only,
     (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases or other agreements to the extent such provisions restrict the transfer of the property or assets subject to such agreements; and

     (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and
     (3) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in paragraphs (1) and (2) above; provided, however, that such amendments or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other restrictions taken as a whole than those contained in such contracts, instruments or obligations prior to such amendment or refinancing.
          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, as determined in good faith by the Board of Directors, if the fair market value is equal to or exceeds $5.0 million, or by an Officer, if the fair market value is less than $5.0 million;
     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and
     (3) subject to the terms, conditions and provisions of the Intercreditor Agreement, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be);
     (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (x) First Lien Obligations; (y) Other Second Lien Obligations; provided, however, that the Company shall equally and ratably (based on the aggregate principal amounts (or accreted value, as applicable)) reduce Obligations under the Securities through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid; or (z) Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary, in the case of each of clauses (x), (y) and (z), within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

     (B) to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that to the extent that the assets disposed of in such Asset Disposition were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Securities being of the same priority with respect to the Securities as the Lien on the assets which were disposed; provided further, however, that up to $20.0 million of Net Available Cash from such dispositions of Collateral may be used to acquire assets that will be owned by a Foreign Subsidiary or Capital Stock of a Foreign Subsidiary that are not required to be so pledged; and
     (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to (x) in the case of Net Available Cash from the disposition of Collateral, all Holders, and if required by the terms of any Other Second Lien Obligations, holders of such Other Second Lien Obligations and (y) in the case of any other Net Available Cash, all Holders and all holders of other Indebtedness that ranks pari passu in right of payment with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Pari Passu Indebtedness”);
provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
     Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06(a) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.
          For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents:
          (i) the assumption or discharge of Indebtedness of the Company (other than Obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than Obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;
          (ii) securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 120 days by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

          (iii) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in an Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) (unless such Designated Non-cash Consideration has been converted into cash, which shall be treated after such conversion as Net Available Cash), not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration.
          (b) In the event of an Asset Disposition that requires the purchase of Securities (and, if applicable, any other Second Lien Obligations or Pari Passu Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and, if applicable, such other Second Lien Obligations or Pari Passu Indebtedness of the Company) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Second Lien Obligations or Pari Passu Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest, if any (or, in respect of such other Second Lien Obligations or Pari Passu Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 principal amount or any greater integral multiple of $1,000 thereof. The Company shall not be required to make an Offer to purchase Securities (and, if applicable, other Second Lien Obligations or Pari Passu Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer.
          (c) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in denominations of $2,000 of principal amount or any greater integral multiple of $1,000 thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).
          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Second Lien Obligations or Pari Passu Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Second Lien Obligations or Pari Passu Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.
          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.
          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $500,000 unless:
     (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;
     (2) if such Affiliate Transaction or series of related Affiliate Transactions involves an aggregate amount in excess of $5.0 million, the terms of the Affiliate Transaction or series of related Affiliate Transactions are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction or series of related Affiliate Transactions as evidenced by a resolution of the Board of Directors; and
     (3) if such Affiliate Transaction or series of related Affiliate Transactions involves an aggregate amount in excess of $15.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction or series of related Affiliate Transactions is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
          (b) The provisions of Section 4.07(a) shall not prohibit:
     (1) transactions between or among the Company and/or its Restricted Subsidiaries;
     (2) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04 (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to Section 4.04(a)(3));
     (3) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, severance or compensation arrangements, stock options and stock ownership plans or other employee benefit plans entered into in the ordinary course of business, in each case approved by the Board of Directors;

     (4) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;
     (5) the payment of reasonable fees and the reimbursement of ordinary course expenses to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries and any payments pursuant to indemnification arrangements with directors and officers of the Company or its Restricted Subsidiaries;
     (6) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;
     (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to the Capital Stock of the Company or any Restricted Subsidiary;
     (8) any agreement as in effect on the Issue Date and described in the Offering Circular or any renewals or extensions of any such agreement (so long as such renewals or extensions of any such agreement, taken as a whole, are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;
     (9) transactions with customers, clients, lessors, landlords, suppliers, contractors or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party; and
     (10) any Qualified Receivables Transaction and Permitted Factoring Program, and the Incurrence of obligations and acquisitions of Permitted Investments and other rights or assets in connection with a Qualified Receivables Transaction or a Permitted Factoring Program.
          SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.
          SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
     (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);
     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the instructions, as determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.
          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
          (e) Notwithstanding the foregoing provisions of this Section 4.09, the Company shall not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.03 unless and until there is a default on the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditioned on the consummation of the Change of Control, if a definitive agreement is in effect for the Change of Control at the time of the making of such Change of Control Offer.
          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.
          SECTION 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien on any asset or property of the Company or such Restricted Subsidiary securing Indebtedness unless:
     (i) in the case of any Lien securing any Indebtedness other than any First Lien Obligation or Other Second Lien Obligation of the Company or any Subsidiary Guarantor (such Lien, a “Junior Lien”), such Junior Lien is a Permitted Lien;
     (ii) in the case of any Lien securing any First Lien Obligation of the Company or any Subsidiary Guarantor, the Securities or the applicable Subsidiary Guaranty, as the case may be, shall be granted a second-priority security interest (subject to Permitted Liens) upon the assets or property constituting the Collateral for such First Lien Obligations, except as set forth in the Security Documents; and
     (iii) in the case of any Lien securing any Other Second Lien Obligations of the Company or any Subsidiary Guarantor, the Securities or the applicable Subsidiary Guaranty, as the case may be, shall be granted a second-priority security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such Other Second Lien Obligations;
provided, however, that, in the case of each of clauses (ii) and (iii), the holder of any Lien permitted to be Incurred pursuant to this paragraph shall become bound by the terms of the Intercreditor Agreement or shall become subject to an intercreditor agreement consistent with the Intercreditor Agreement (x) in the case of any Lien securing a First Lien Obligation, on substantially the same basis as the First Priority Secured Parties and (y) in the case of any Lien securing an Other Second Lien Obligation, on the same basis as the Holders.
          Any Lien created for the benefit of the Holders pursuant to clause (i) of the preceding paragraph (unless also granted pursuant to clause (ii) of the preceding paragraph) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Securities or the applicable Subsidiary Guaranty under such clause (i).
          For purposes of determining compliance with this Section 4.10, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens described in clauses (1) through (29) of the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.10 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in clauses (1) through (29) of the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.10, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.10.
          With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest or fees, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (2) of the definition of “Indebtedness.”
          SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
          (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (2) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10,
          (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property (as determined by the Board of Directors, if the fair market value is equal to or exceeds $5.0 million, and by an Officer, if the fair market value is less than $5.0 million) and
          (c) the Company applies the Net Available Cash from such transaction in compliance with Section 4.06.
          SECTION 4.12. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary that is not a Subsidiary Guarantor to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, within ten Business Days, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture; provided that any such Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary. Notwithstanding the foregoing, this covenant shall not apply to any Receivables Subsidiary.

          SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).
          SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Article 5
Successor Company
          SECTION 5.01. When Company May Merge or Transfer Assets.
(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under the Securities, this Indenture and the Security Documents pursuant to supplemental indentures, Security Documents or other documents and instruments delivered pursuant to this Indenture and the Security Documents;
     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (3) immediately after giving pro forma effect to such transaction and any related financing transactions (as if such transactions had occurred at the beginning of the applicable four-quarter period), either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company would be equal to or greater than the Consolidated Coverage Ratio immediately prior to such transaction;
     (4) each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(1) shall apply, shall have by supplemental indentures, Security Documents or other documents and instruments delivered pursuant to this Indenture and the Security Documents confirmed that its Subsidiary Guaranty shall apply to the Successor Company’s obligations under this Indenture, the Securities, the Registration Rights Agreement and the Security Documents;
     (5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, Security Documents and other required documents and instruments comply with this Indenture; and
     (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;
provided, however, that clauses (2) and (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.
          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
          (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or another Subsidiary Guarantor) unless:
     (1) except in the case of a Subsidiary Guarantor (A) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (B) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United

States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty and the Security Documents;
     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
     (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement and Security Documents, if any, comply with this Indenture.
Article 6
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
     (2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase Securities when required pursuant to this Indenture or the Securities;
     (3) the Company fails to comply with Section 5.01;
     (4) the Company fails to comply with (A) Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below or (B) Section 4.02 and such failure continues for 60 days after the notice specified below;
     (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Securities, this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) or the Security Documents and such failure continues for 60 days after the notice specified below;
     (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default under any mortgage, indenture or other instrument under which such Indebtedness is issued, secured or evidenced or the payment of such is Guaranteed and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million, or its foreign currency equivalent at the time;

     (7) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or
     (C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
     (9) any judgment or decree for the payment of money in excess of $15.0 million or its foreign currency equivalent at the time is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;
     (10) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; or
     (11) with respect to any Collateral having a fair market value in excess of $5.0 million, individually or in the aggregate, at any time (a) the security interest under any Security Document, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreement, (b) any security interest created thereunder or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Company or any Subsidiary Guarantor asserts, denies or disaffirms that any security interest in any Collateral is invalid or unenforceable.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” Any Default or Event of Default for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (3), (6), (7), (8), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.01(6) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the Default triggering such Event of Default pursuant to Section 6.01(6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:
     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity satisfactory to it; and
     (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          SECTION 6.10. Priorities. Subject to the provisions of the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.
          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Article 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture

(but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
          SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) Any request or direction of the Company mentioned herein shall be sufficient if signed by an Officer, and any resolution of the Board of Directors shall be sufficiently evidenced by attachment to an Officers’ Certificate.
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(1) or (2) or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification at the corporate trust office of the Trustee, and such notice references this Indenture, or shall have obtained actual knowledge.
          (i) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.
          (k) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.
          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).
          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
          The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
Article 8
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or otherwise will become due and payable within one year (whether due to maturity or the mailing of a notice of redemption) and, in the case of this clause (2), the Company irrevocably deposits or causes to be deposited with the Trustee funds in trust solely for the benefit of the Securityholders, money or U.S. Government Obligations in amounts as will be sufficient, without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Securities not previously delivered to the Trustee for cancellation (other than Securities replaced pursuant to Section 2.07) (including principal of, premium and interest, if any, on, the Securities to the date of maturity or redemption) and provides irrevocable instructions to the Trustee to apply the deposited funds toward the payment of the Securities at maturity or on the redemption date, as the case may be, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities, this Indenture and the Security Documents (and cause the release of all Liens on the Collateral and have each Subsidiary Guarantor’s obligation discharged with respect to its Subsidiary Guaranty, this Indenture and the Security Documents) (“legal defeasance option”) or (2) its obligations with respect to the Liens on the Collateral and under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty, and the related Collateral of such Subsidiary Guarantor shall be released from the Security Documents.
          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.
          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
     (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;
     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government

Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
     (3) the Company delivers to the Trustee an Opinion of Counsel (which opinion may be subject to customary assumptions and exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
     (5) the deposit does not constitute a default under any agreement (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) binding on the Company;
     (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
     (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and
     (9) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
Article 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Security Documents, any Subsidiary Guaranty and the Securities without notice to or consent of any Securityholder:
     (1) to cure any ambiguity, omission, defect or inconsistency (including conforming this Indenture to this “Description of the Notes” as described in clause (12) below);
     (2) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture pursuant to Article 5;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or if issued prior to March 19, 2012, in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);
     (4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties;
     (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;
     (6) to make any change that does not adversely affect the rights of any Holder of the Securities (based upon the good faith determination of the Company as evidenced in an Officers’ Certificate delivered to the Trustee);
     (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
     (8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities (based upon the good faith determination of the Company as evidenced in an Officers’ Certificate delivered to the Trustee);
     (9) to comply with Article 5;
     (10) to add security to or for the benefit of the Securities and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any Subsidiary Guaranty of, or Lien securing, the Securities when such release, termination or discharge is permitted by this Indenture and the Security Documents or as required by the Intercreditor Agreement;
     (11) to modify the Security Documents and/or the Intercreditor Agreement or enter into additional intercreditor agreements (i) to secure additional extensions of credit and add additional secured creditors holding Other Second Lien Obligations so long as such Other Second Lien Obligations are not prohibited by the provisions of the Credit Facilities or this Indenture or (ii) otherwise in accordance with the Intercreditor Agreement; or
     (12) to conform the text of this Indenture, the Securities, any Subsidiary Guaranty, the Security Documents or the Intercreditor Agreement to any provision of the “Description of the Notes” in the Offering Circular to the extent such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this

Indenture, the Securities, such Subsidiary Guaranty, the Security Documents or the Intercreditor Agreement.
          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Security Documents, any Subsidiary Guaranty and the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any existing default or noncompliance with any provisions thereof may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (other than Securities beneficially owned by the Company or its Affiliates). However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:
     (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the rate of or extend the time for payment of interest on any Security;
     (3) reduce the principal of or change the Stated Maturity of any Security;
     (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed as described in Article 3 hereto or Section 5 of the Securities;
     (5) make any Security payable in money other than that stated in the Security;
     (6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities, including making any change in Section 6.07;
     (7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions, including Section 6.04;
     (8) make any change in the ranking or priority of any Security that would adversely affect the Securityholders; or
     (9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guaranty that would adversely affect the Holders.
          Any amendment to, or waiver of, the provision of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral shall require consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities).
          No amendment of, or supplement or waiver to, this Indenture, the Securities or the Security Documents (other than the Intercreditor Agreement) shall be permitted to be effected which is in violation of or inconsistent with the terms of the Intercreditor Agreement.
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
Article 10
Subsidiary Guaranties
          SECTION 10.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior secured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.
          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.
          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Second Lien Collateral Agent upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
          Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.
          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07)
     (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor (including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary),
     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,
     (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,
     (4) with respect to any Foreign Subsidiary that is a Subsidiary Guarantor, at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.12,
     (5) upon defeasance of the Securities pursuant to Article 8, or
     (6) upon the full satisfaction of the Company’s obligations under this Indenture;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the transactions do not violate Section 4.06 and, to the extent applicable, the Company will comply with its obligations under Section 4.06.
At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
Article 11
Collateral and Security
          SECTION 11.01. Collateral and Security Documents. On and after the Issue Date, the full and punctual payment of principal of and interest on the Securities when due, whether on an interest payment date, at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and payment and performance of all other Second Lien Obligations shall be secured to the extent and as provided in the Security Documents, which define the terms of the Liens that secure the Second Lien Obligations, subject to the terms, conditions and provisions of the Intercreditor Agreement. The Trustee, the Company and the Subsidiary Guarantors each hereby acknowledge and agree that the Second Lien Collateral Agent (or its bailee or agent) holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Security, shall be deemed to: (i) consent and agree to the terms, conditions and provisions of the Security Documents and the Intercreditor Agreement (including the provisions providing for foreclosure and release of Collateral as well as the subordination of the Liens), as the same may be in effect or may be amended, modified, supplemented or restated from time to time in accordance with their terms and this Indenture and directs the Trustee and Second Lien Collateral Agent to sign these documents, (ii) agree that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) agree that none of the Company, the Subsidiary Guarantors, the Trustee or the Second Lien Collateral Agent shall be required hereunder or under any Security Document to take any action inconsistent with or contrary to any provision of the Intercreditor Agreement. The Company shall promptly deliver to the Trustee (if it is not itself then the Second Lien Collateral Agent) copies of all material documents delivered to the Second Lien Collateral Agent pursuant to the Security Documents and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01 to reasonably assure and confirm to the Trustee and the Second Lien Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause the Subsidiary Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Second Lien Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms, conditions and provisions of the Intercreditor Agreement and the Security Documents and, with respect to the enforceability of such Lien, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), in favor of the Second Lien Collateral Agent for the benefit of the Trustee and the Holders, second in priority to any and all Liens and security interests (other than Permitted Liens) at any time granted in the Collateral to secure the First Lien Obligations. The Company and the Subsidiary Guarantors will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Each year, at the time of delivery to the Trustee of the annual financial statements with respect to the preceding fiscal year pursuant to Section 4.02, the Company shall deliver to the Trustee a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters, setting forth any change in the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.
          SECTION 11.02. Recordings and Opinions. The Company shall comply with the provisions of TIA § 314 to the extent required; provided, however, that, so long as this Indenture has not been qualified under the TIA, with respect to TIA § 314(b): (i) clause (1) thereof shall not be applicable hereunder and (ii) with respect to clause (2) thereof, the Company shall furnish to the Trustee and the Second Lien Collateral Agent on or within one month of the date on which the Company is required to provide annual reports pursuant to Section 4.02 with respect to the preceding fiscal year, commencing in 2012, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of Liens under the Security Documents on Article 9 Collateral as is necessary to maintain the perfection of such Liens, and reciting the details of such action or (B) stating that, in the Opinion of such Counsel, no such action is necessary to maintain the perfection of such Liens. For purposes of the foregoing, the term “Article 9 Collateral” shall mean Collateral with respect to which a Lien thereon may be perfected by the filing of a UCC-1 financing statement pursuant to the Uniform Commercial Code as adopted in any applicable jurisdiction.

          SECTION 11.03. Release of Collateral. Collateral may be released from the security interest and Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met, and without the consent of any Holder, the Company and the Subsidiary Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Second Lien Obligations, and the Second Lien Collateral Agent shall promptly execute and deliver such documents and instruments as the Company and the Subsidiary Guarantors may reasonably request to evidence the release of such Liens at the Company’s sole cost and expense and without the consent of any Holder of the Securities, under any one or more of the following circumstances:
     (1) in whole, upon satisfaction and discharge of the Company’s obligations under this Indenture in accordance with Article 8;
     (2) in whole, upon a legal defeasance or covenant defeasance as described in accordance with Article 8;
     (3) in part, as to any property or asset constituting Collateral (A) if the Liens on the Collateral securing the First Lien Obligations are released (except if such release is in connection with the Discharge of the First Lien Obligations), (B) to enable the Company or any Restricted Subsidiary to consummate the sale, lease, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.06, (C) that is owned by a Subsidiary Guarantor to the extent such Subsidiary Guarantor has been released from its Subsidiary Guaranty in accordance with Article 10 or (D) otherwise in accordance with, and as expressly provided for under, this Indenture; or
     (4) pursuant to any amendment or supplement to this Indenture or to the Securities effected in accordance with Article 9.
          SECTION 11.04. After-Acquired Property. From and after the Issue Date, if the Company or any Subsidiary Guarantor acquires certain After-Acquired Property, it shall as soon as practicable after the acquisition thereof execute, as applicable, and deliver such mortgages, deeds of trust, security agreements, pledge agreements, lien waivers, control agreements, financing statements and Officers’ Certificates and Opinions of Counsel as shall be required under the Security Documents to vest in the Second Lien Collateral Agent a perfected security interest in such After-Acquired Property to the extent such After-Acquired Property constitutes Collateral, and thereupon all provisions of this Indenture, the Intercreditor Agreement or the Security Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
          SECTION 11.05. Permitted Releases Not to Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to (x) the applicable Security Documents and the terms of this Article 11 or (y) the Intercreditor Agreement. The

Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and the Intercreditor Agreement and of this Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien hereof and of the Security Documents, to be complied with. Any certificate or opinion required by § 314(d) of the TIA may be made by an Officer, except in cases where § 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.
          SECTION 11.06. Reports, Certificates and Opinions. (a) The Company will not be required to comply with TIA § 314(d) with respect to any of the following:
     (1) cash payments (including for the scheduled repayment of Indebtedness) in the ordinary course of business;
     (2) sales or other dispositions of inventory in the ordinary course of business;
     (3) collections, sales or other dispositions of accounts receivable in the ordinary course of business; and
     (4) sales or other dispositions in the ordinary course of business of any property the use of which is no longer necessary or desirable in, and is not material to, the conduct of the business of the Company and its Subsidiaries;
provided, however, the Company’s right to rely on the above will be conditioned upon the Company’s delivering to the Trustee, within 30 calendar days following the end of each six-month period beginning on April 1 and October 1 of each year, an Officers’ Certificate to the effect that all releases during such six-month period in respect of which the Company did not comply with TIA § 314(d) in reliance on the above were made in the ordinary course of business. To the extent the Indenture is qualified under the TIA and to the extent applicable, the Company will otherwise comply with the provisions of TIA § 314.
          SECTION 11.07. Use of Trust Monies. To the extent received by the Trustee pursuant to the provisions of any Intercreditor Agreement, this Indenture, the Security Documents or otherwise, all Trust Monies shall be held by the Trustee as a part of the Collateral securing the Securities and, so long as no Event of Default has occurred and is continuing, shall either (i) be released as contemplated by Section 4.06 if such Trust Monies represent Net Cash Proceeds or (ii) to the extent not required to be applied pursuant to Section 4.06, at the direction of the Company be applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Securities at maturity or upon redemption or retirement, or to the purchase of Securities upon tender or in the open market or otherwise, in each case in compliance with this Indenture. The Trustee shall be entitled to apply any Trust Monies to cure any Event of Default. Trust Monies deposited with the Trustee shall be invested in Cash Equivalents pursuant to the direction of the Company and, so long as no Default has occurred and is continuing, the Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.
          SECTION 11.08. Suits to Protect the Collateral. Subject to the terms, conditions and provisions of Article 7 hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Second Lien Collateral Agent to take all actions it deems necessary or appropriate in order to: (i) enforce any of the terms of the Security Documents; and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.
          Subject to the terms, conditions and provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens on the Collateral or be prejudicial to the interests of the Holders or the Trustee).
          SECTION 11.09. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the terms, conditions and provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
          SECTION 11.10. Trustee and Second Lien Collateral Agent. (a) Each of the Trustee and the Second Lien Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.
          (b) The Second Lien Collateral Agent is authorized and directed to execute any amendment, modification, supplement, restatement or extension of the Intercreditor Agreement or any Security Document authorized pursuant to Article 9 if such amendment, modification, supplement, restatement or extension, as applicable, does not adversely affect the rights, duties, liabilities or immunities of the Second Lien Collateral Agent. If it does, the Second Lien Collateral Agent may but need not sign it. In signing such an amendment, modification, supplement, restatement or extension, the Second Lien Collateral Agent shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and, in the absence of bad faith, negligence or willful misconduct on its part, shall be fully protected in relying upon, an Officers’ Certificate stating that such amendment, modification, supplement, restatement or extension, as applicable, is authorized or permitted by this Indenture.

          (c) If the Company or any Subsidiary Guarantor (i) incurs First Lien Obligations that are permitted to be Incurred pursuant to this Indenture at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Trustee and the Second Lien Collateral Agent an Officers’ Certificate so stating and requesting the Trustee or the Second Lien Collateral Agent to enter into an intercreditor agreement (consistent with the 2011 Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so Incurred, each of the Trustee and the Second Lien Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
          (d) The Trustee shall not be deemed to owe any fiduciary duty to any First Priority Secured Party. With respect to the First Priority Secured Parties, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 11 and the Intercreditor Agreement, and no implied covenants or obligations with respect to the First Priority Secured Parties shall be read into this Indenture against the Trustee.
          (e) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral, unless requested in writing by the Company. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.
Article 12
Miscellaneous
          SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company or any Subsidiary Guarantor:
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
Attention: Chad M. Utrup, Chief Financial Officer
if to the Trustee:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention: Donald Hurrelbrink, Vice President
          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          Notwithstanding anything to the contrary herein, the Trustee may make delivery of any notices required to be made hereunder to the Depository or its nominee because of the Depository’s or its nominee’s status as a Holder by electronic mail in accordance with accepted practices at the Depository.
          SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 12.09. Governing Law. This Indenture, the Securities and the Subsidiary Guaranties shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws.
          SECTION 12.10. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE, IN ITS CAPACITY AS TRUSTEE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN

ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          SECTION 12.11. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guaranty, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 12.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 12.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMMERCIAL VEHICLE GROUP, INC.
By	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer

TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
NATIONAL SEATING COMPANY
CVS HOLDINGS, INC.
SPRAGUE DEVICES, INC.
CVG MANAGEMENT CORPORATION
CVG LOGISTICS, LLC
MAYFLOWER VEHICLE SYSTEMS, LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC
CABARRUS PLASTICS, INC.
CVG EUROPEAN HOLDINGS, LLC
CVG OREGON, LLC
CVG CS LLC
CVG ALABAMA, LLC

By	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as Trustee and (for purposes of Article 11 only) as Second Lien Collateral Agent
By	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES
     1. Definitions
     1.1 Definitions
     For the purposes of this Appendix the following terms shall have the meanings indicated below:
          “Additional Securities” means Securities (other than the Initial Securities issued on the Issue Date and Securities issued in exchange therefor) issued under the Indenture, as part of the same series as the Initial Securities issued on the Issue Date.
          “Applicable Procedures” means, with respect to any transfer or transaction prior to the expiration of the Restricted Period and involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a transfer or transaction, to the extent applicable and as in effect from time to time.
          “Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).
          “Depository” means The Depository Trust Company, its nominees and their respective successors.
          “Exchange Securities” means (1) the 7.875% Senior Secured Notes Due 2019 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
          “Initial Purchaser” means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse Securities (USA) LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Initial Securities” means (1) $250.0 million aggregate principal amount of 7.875% Senior Secured Notes Due 2019 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
          “Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

          “Private Exchange Securities” means any 7.875% Senior Secured Notes Due 2019 issued in connection with a Private Exchange.
          “Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated April 13, 2011, among the Company, the Subsidiary Guarantors and the Initial Purchaser, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.
          “Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated April 26, 2011, among the Company, the Subsidiary Guarantors and the Initial Purchaser and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Restricted Period” means, with respect to any Securities, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.
          “Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.
          “Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
          “Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

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          “Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.
1.2 Other Definitions

	Defined in
Term	Section:
“Agent Members”	2.1	(b)
“Clearstream, Luxembourg”	2.1	(a)
“Euroclear”	2.1	(a)
“Global Securities”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Security”	2.1	(a)
“Regulation S Permanent Global Security”	2.1	(a)
“Regulation S Temporary Global Security”	2.1	(a)
“Restricted Securities Legend”	2.3	(e)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
     2. The Securities.
     2.1 (a) Form and Dating. The Initial Securities were offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more securities in registered, global form (collectively, the “Rule 144A Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary securities in registered, global form (collectively, the “Regulation S Temporary Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Until the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Temporary Global Securities may be held only through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), as indirect participants in DTC, unless transferred to a Person that takes delivery through a Rule 144A Global Security in accordance with the certification requirements described in the second succeeding paragraph below. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S

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Temporary Global Security will not be exchangeable for interests in the Rule 144A Global Security or any other Security prior to the expiration of the Restricted Period and then, after the expiration of the Restricted Period, may be exchanged for one or more permanent securities in registered, global form without interest coupons (collectively, the “Regulation S Permanent Global Security” and, together with the Regulation S Temporary Global Security, the “Regulation S Global Security”) or a Definitive Security upon (i) delivery to DTC of certification of compliance with the transfer restrictions applicable to the Securities and pursuant to Regulation S as provided in the Indenture, (ii) a certification in form satisfactory to the Trustee that beneficial ownership interests in such Regulation S Temporary Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (iii) in the case of an exchange for Definitive Securities, in compliance with the requirements described in Section 2.4(a) of this Appendix.
          Definitive Securities may not be exchanged for beneficial interests in any Global Security unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Securities.
          Prior to the expiration of the Restricted Period, beneficial interests in Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities only if (1) such exchange occurs in connection with a transfer of Securities pursuant to Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the beneficial interest in the Regulation S Global Security is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream, Luxembourg.
          Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).
          The Rule 144A Global Security, the Regulation S Global Security and any Global Securities in fully registered form without the Restricted Securities Legend are collectively referred to herein as “Global Securities.” The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

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          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.
          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $250.0 million of 7.875% Senior Secured Notes Due 2019, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture, (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, and (4) a Global Security without the Restricted Securities Legend pursuant to Section 2.3(e) of this Appendix, in each case upon a written order of the Company signed by an Officer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Sections 4.03 and 4.10 of the Indenture.
     2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
(x)	to register the transfer of such Definitive Securities; or

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(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or
     (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
     (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and

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     (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.
(c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records

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the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iv) In the event that Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
          (d) Restrictions on Transfer of Regulation S Global Securities. During the Restricted Period, beneficial ownership interests in Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
          (e) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered other than in reliance on Regulation S, shall bear a legend in substantially the following form (together with the legend in the second paragraph of this Section 2.3(e)(i), the “Restricted Securities Legend”):
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS

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HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
Each certificate evidencing a Security offered in reliance on Regulation S shall bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

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Each Definitive Security shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security); and to the extent permitted by law at any time after one year has elapsed following the Issue Date, if the Securities are freely tradeable without restriction pursuant to Rule 144 under the Securities Act (or successor rule), the Registrar shall permit the removal of the Restricted Securities Legend and rescind any restriction on the transfer of such Transfer Restricted Security if the Company delivers to the Trustee an opinion reasonably satisfactory to the Trustee that the removal of the Restricted Securities Legend is in compliance with the Securities Act.
     (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.
     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange

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Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.
     (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.
          (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
          (g) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer

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imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities.
          (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) a Default with respect to the Securities has occurred and is continuing and DTC or the Company specifically requests such exchange, (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture or (iv) upon prior written notice given to the Trustee by or on behalf of the Depository in accordance with the Indenture.
          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto unless that legend is not required by applicable law.
          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

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          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

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EXHIBIT
to
RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF INITIAL SECURITY]
[Global Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR

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OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
[Definitive Securities Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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No._____	$ _____
CUSIP No._____
ISIN No._____
7.875% Senior Notes Due 2019
          Commercial Vehicle Group, Inc., a Delaware corporation, or its permitted successor, promises to pay to [                     ], or registered assigns, the principal sum of [           ] Dollars on April 15, 2019.
          Interest Payment Dates: April 15 and October 15.
          Record Dates: April 1 and October 1.
          Additional provisions of this Security are set forth on the other side of this Security.
Dated:

COMMERCIAL VEHICLE GROUP, INC.
By
Name:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]
7.875% Senior Secured Note Due 2019
1. Interest
          Commercial Vehicle Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on April 15 and October 15 of each year, commencing October 15, 2011. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including April 26, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, U.S. Bank National Association, a national banking organization (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4. Indenture
          The Company issued the Securities under an Indenture dated as of April 26, 2011 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Sections 4.03 and 4.10 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below, the Company shall not be entitled to redeem the Securities.
          On and after April 15, 2014, the Company shall be entitled at its option to redeem all or a portion of the Securities at the redemption prices (expressed as percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption
Year	Price
2014	105.906%
2015	103.938%
2016	101.969%
2017 and thereafter	100.000%
          In addition, any time prior to April 15, 2014, the Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus the Applicable Premium as of, and

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accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          Additionally, not more than once during each twelve-month period ending on April 15, 2012, April 15, 2013 and April 15, 2014, the Company shall be entitled at its option to redeem up to 10% of the original aggregate principal amount of the Securities in each such twelve-month period, at a redemption price equal to 103.000% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date)
          Prior to April 15, 2014, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.875%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 120 days after the date of the related Equity Offering.
6. Notice of Redemption
          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
          Securities in denominations of $2,000 or less may only be redeemed in whole. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the

6

relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.
8. Guaranty
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9. Security
          The Securities and the Subsidiary Guaranties and all obligations with respect thereto under the Indenture will be secured by second-priority security interests (subject to Permitted Liens) in the Collateral, which security interests will be subject to the Intercreditor Agreement (as defined in the Indenture). Subject to exceptions described in the Indenture and the Security Documents, the Collateral consists of substantially all of the property and assets of the Company and the Subsidiary Guarantors.
10. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
11. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
12. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
13. Discharge and Defeasance
          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of the Company’s and the Subsidiary Guarantors’ obligations under the Securities, the Subsidiary Guaranties and the Indenture if the Company deposits with the Trustee

7

money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
14. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents, any Subsidiary Guaranty and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend or supplement the Indenture, the Security Documents, any Subsidiary Guaranty and the Securities to cure any ambiguity, omission, defect or inconsistency (including to conform the text of such documents to any provision of the “Description of the Notes” in the Offering Circular to the extent such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of such documents), or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities, or to add security to or for the benefit of the Securities and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein, or to modify the Security Documents and/or the Intercreditor Agreement or enter into additional intercreditor agreements, or to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture.

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15. Release of Collateral.
          Subject to certain exceptions set forth in the Indenture, Collateral may be released from the security interest and Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided in the Indenture. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent under the Indenture have been met, and without the consent of any Holder, the Company and the Subsidiary Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Second Lien Obligations, and the Second Lien Collateral Agent shall promptly execute and deliver such documents and instruments as the Company and the Subsidiary Guarantors may reasonably request to evidence the release of such Liens at the Company’s sole cost and expense and without the consent of any Holder of the Securities, under any one or more of the following circumstances: (1) in whole, upon satisfaction and discharge of the Company’s obligations under the Indenture in accordance with Article 8 of the Indenture; (2) in whole, upon a legal defeasance or covenant defeasance as described in accordance with Article 8 of the Indenture; or (3) in part, as to any property or asset constituting Collateral (A) if the Liens on the Collateral securing the First Lien Obligations are released (except if such release is in connection with the Discharge of the First Lien Obligations), (B) to enable the Company or any Restricted Subsidiary to consummate the sale, lease, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.06 of the Indenture, (C) that is owned by a Subsidiary Guarantor to the extent such Subsidiary Guarantor has been released from its Subsidiary Guaranty in accordance with Article 10 of the Indenture or (D) otherwise in accordance with, and as expressly provided for under, the Indenture; or pursuant to any amendment or supplement to the Indenture or to the Securities effected in accordance with Article 9 of the Indenture.
16. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $15.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $15.0 million; (g) certain defaults with respect to Subsidiary Guaranties and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

9

          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
17. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
18. No Recourse Against Others
          No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guaranty, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
19. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
20. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
21. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

10

22. Holders’ Compliance with Registration Rights Agreement, Security Documents and Intercreditor Agreement.
          Each Holder, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.
          Each Holder, by acceptance hereof, shall be deemed to: (i) consent and agree to the terms, conditions and provisions of the Security Documents and the Intercreditor Agreement and directs the Trustee and Second Lien Collateral Agent to sign these documents, (ii) agree that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) agree that none of the Company, the Subsidiary Guarantors, the Trustee or the Second Lien Collateral Agent shall be required under the Indenture or under any Security Document to take any action inconsistent with or contrary to any provision of the Intercreditor Agreement.
23. Successor Entity.
          When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.
24. Governing Law.
          THIS SECURITY AND ANY SUBSIDIARY GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
          Commercial Vehicle Group, Inc.
          7800 Walton Parkway
          New Albany, OH 43054
          Attention: Chad M. Utrup, Chief Financial Officer

11

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint            agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                                            Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933, as amended; or

12

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

13

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by an executive officer

14

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

	Amount of decrease	Amount of increase	Principal amount of	Signature of
	in Principal	in Principal amount	this Global	authorized officer
Date of	amount of this	of this Global	Security following	of Trustee or
Exchange	Global Security	Security	such decrease or increase)	Securities Custodian

15

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐
          ☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount:
$___________.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

16

EXHIBIT A
[FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]*/**/

*/	If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

**/	.If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

No._____	$ _____
CUSIP No._____
ISIN No._____
7.875% Senior Secured Notes Due 2019
     Commercial Vehicle Group, Inc., a Delaware corporation, or its permitted successor, promises to pay to [          ], or registered assigns, the principal sum of [          ] Dollars on April 15, 2019.
     Interest Payment Dates: April 15 and October 15.
     Record Dates: April 1 and October 1.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated:

COMMERCIAL VEHICLE GROUP, INC.
by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

2

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]
7.875% Senior Secured Note Due 2019
1. Interest
          Commercial Vehicle Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually in arrears on April 15 and October 15 of each year, commencing October 15, 2011. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including April 26, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, U.S. Bank National Association, a national banking organization (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

3

4. Indenture
          The Company issued the Securities under an Indenture dated as of April 26, 2011 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Sections 4.03 and 4.10 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below, the Company shall not be entitled to redeem the Securities.
          On and after April 15, 2014, the Company shall be entitled at its option to redeem all or a portion of the Securities at the redemption prices (expressed as percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption
Year	Price
2014	105.906%
2015	103.938%
2016	101.969%
2017 and thereafter	100.000%
          In addition, any time prior to April 15, 2014, the Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus the Applicable Premium as of, and

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accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          Additionally, not more than once during each twelve-month period ending on April 15, 2012, April 15, 2013 and April 15, 2014, the Company shall be entitled at its option to redeem up to 10% of the original aggregate principal amount of the Securities in each such twelve-month period, at a redemption price equal to 103.000% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date)
          Prior to April 15, 2014, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.875%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 120 days after the date of the related Equity Offering.
6. Notice of Redemption
          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
          Securities in denominations of $2,000 or less may only be redeemed in whole. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the

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relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.
8. Guaranty
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9. Security
          The Securities and the Subsidiary Guaranties and all obligations with respect thereto under the Indenture will be secured by second-priority security interests (subject to Permitted Liens) in the Collateral, which security interests will be subject to the Intercreditor Agreement (as defined in the Indenture). Subject to exceptions described in the Indenture and the Security Documents, the Collateral consists of substantially all of the property and assets of the Company and the Subsidiary Guarantors.
10. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
11. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
12. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
13. Discharge and Defeasance
          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of the Company’s and the Subsidiary Guarantors’ obligations under the Securities, the Subsidiary Guaranties and the Indenture if the Company deposits with the Trustee

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money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
14. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents, any Subsidiary Guaranty and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend or supplement the Indenture, the Security Documents, any Subsidiary Guaranty and the Securities to cure any ambiguity, omission, defect or inconsistency (including to conform the text of such documents to any provision of the “Description of the Notes” in the Offering Circular to the extent such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of such documents), or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities, or to add security to or for the benefit of the Securities and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein, or to modify the Security Documents and/or the Intercreditor Agreement or enter into additional intercreditor agreements, or to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture.

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15. Release of Collateral.
          Subject to certain exceptions set forth in the Indenture, Collateral may be released from the security interest and Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided in the Indenture. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent under the Indenture have been met, and without the consent of any Holder, the Company and the Subsidiary Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Second Lien Obligations, and the Second Lien Collateral Agent shall promptly execute and deliver such documents and instruments as the Company and the Subsidiary Guarantors may reasonably request to evidence the release of such Liens at the Company’s sole cost and expense and without the consent of any Holder of the Securities, under any one or more of the following circumstances: (1) in whole, upon satisfaction and discharge of the Company’s obligations under the Indenture in accordance with Article 8 of the Indenture; (2) in whole, upon a legal defeasance or covenant defeasance as described in accordance with Article 8 of the Indenture; or (3) in part, as to any property or asset constituting Collateral (A) if the Liens on the Collateral securing the First Lien Obligations are released (except if such release is in connection with the Discharge of the First Lien Obligations), (B) to enable the Company or any Restricted Subsidiary to consummate the sale, lease, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.06 of the Indenture, (C) that is owned by a Subsidiary Guarantor to the extent such Subsidiary Guarantor has been released from its Subsidiary Guaranty in accordance with Article 10 of the Indenture or (D) otherwise in accordance with, and as expressly provided for under, the Indenture; or pursuant to any amendment or supplement to the Indenture or to the Securities effected in accordance with Article 9 of the Indenture.
16. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $15.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $15.0 million; (g) certain defaults with respect to Subsidiary Guaranties and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

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          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
17. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
18. No Recourse Against Others
          No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guaranty, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
19. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
20. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
21. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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22. Holders’ Compliance with the [Registration Rights Agreement], Security Documents and Intercreditor Agreement.
          [Each Holder, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]1
          Each Holder, by acceptance hereof, shall be deemed to: (i) consent and agree to the terms, conditions and provisions of the Security Documents and the Intercreditor Agreement and directs the Trustee and Second Lien Collateral Agent to sign these documents, (ii) agree that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) agree that none of the Company, the Subsidiary Guarantors, the Trustee or the Second Lien Collateral Agent shall be required under the Indenture or under any Security Document to take any action inconsistent with or contrary to any provision of the Intercreditor Agreement.
23. Successor Entity.
          When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.
24. Governing Law.
          THIS SECURITY AND ANY SUBSIDIARY GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
          Commercial Vehicle Group, Inc.
          7800 Walton Parkway
          New Albany, OH 43054
          Attention: Chad M. Utrup, Chief Financial Officer

[1]	Delete if this Security is not a Private Exchange Security.

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ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                                            Your Signature:

Sign exactly as your name appears on the other side of this Security.

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OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐
          ☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $__________.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
FORM OF SUPPLEMENTAL INDENTURE
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, between ________________ (the “New Guarantor”), a direct or indirect Subsidiary of Commercial Vehicle Group, Inc. (or its successor), a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).
WITNESSETH:
          WHEREAS, the Company and the Subsidiaries listed on the signature pages thereof have each heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or modified prior to the date hereof, the “Indenture”), dated as of April 26, 2011, providing for the issuance by the Company of its 7.875% Senior Secured Notes Due 2019 (the “Securities”); and
          WHEREAS, Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee for the benefit of the Holders a supplemental agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Securities as follows:
          (1) CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (2) AGREEMENT TO GUARANTEE; REGISTRATION RIGHTS AGREEMENT. The New Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. The New Guarantor further agrees to become a party to the Registration Rights Agreement and to be bound by all provisions thereof.
          (3) RATIFICATION OF SUPPLEMENTAL INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
          (4) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary

Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guaranty, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          (5) EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto.
          (6) RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantors.
          (7) NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.
          (8) COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          (9) EFFECT ON HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[NEW GUARANTOR]
By:
Name:
Title:

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